ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of this _____ day of August, 2003, by and between The Titan Corporation, a Delaware corporation ("Assignor") and Growth Enterprise Fund, S.A., a Panamanian corporation ("Assignee"), which beneficially owns 60% of and controls iDial Networks, Inc., a Nevada corporation ("Acquiror").

         WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of May 20, 2003, by and among Assignor, Acquiror, as assignee of GlobalNet Systems, Inc., and GlobalNet, Inc., a Nevada corporation (the "Company"), Assignor and Assignee have agreed to execute and deliver this Assignment in order to assign to Assignee all of Assignor' right, title and interest in, to and under (i) that certain Non-Negotiable Note Purchase Agreement dated as of January 6, 2002 between the Company and Assignor, as amended, attached hereto as Exhibit A (the "Note Purchase Agreement"), (ii) that certain Amended and Restated Term Note dated as of August 30, 2002 attached hereto as Exhibit B (the "Term Note") and issued in connection with the Note Purchase Agreement and (iii) that certain promissory note attached hereto as Exhibit C (the "Promissory Note", and together with the Note Purchase Agreement and the Term Note, the "GlobalNet Indebtedness"); and

         WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement unless otherwise defined herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         SECTION 1. Assignment. Pursuant to the terms and conditions of the GlobalNet Indebtedness, Assignor hereby assigns to Assignee all of Assignor' rights, title and interest in, to and under the GlobalNet Indebtedness.

         SECTION 2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to pay, perform, discharge, indemnify and hold Assignor, its successors and assigns harmless from and against all the obligations of Assignor under the GlobalNet Indebtedness.

         SECTION 3. Stand-Still and Subordination Agreement. Until ninety-one
(91) days following the payment in full in cash of all amounts due and payable in respect of all obligations of Acquiror under that certain promissory note dated as of the date hereof made by Acquiror for the benefit of Assignor in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Acquiror Note"), no payment or distribution of any kind or character whether in cash, property or securities shall be made by the Company or any other Person on account of the Company or any of the Acquired Companies to Assignee or Assignee's affiliates, and no such payment or distribution shall be accepted by Assignee, directly or indirectly, by set-off or otherwise other than payments of dividends to Assignee after the payment in full of the Acquiror

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Note, provided such dividends do not exceed $175,000 per month beginning
December 31, 2003. In the event that, notwithstanding the foregoing, the Company or any Person on account of the Company or any of the Acquired Companies shall make any payment or distribution of any kind or character, whether in cash, property or securities to Assignee prohibited by the foregoing, or Assignee shall accept the same, then and in such event such payment or distribution shall be deemed segregated, received and held in trust for the benefit of Assignor until the payment in full in cash of all amounts due and payable in respect of all obligations of Acquiror under the Acquiror Note. Assignee acknowledges that any obligations of the Company and the Acquired Companies owed to Assignee, including but not limited to any loans made by Assignee to the Acquired Companies, are hereby expressly subordinated in right of payment to the payment in full in cash of all amounts due and payable in respect of all obligations of Acquiror under the Acquiror Note, whether for principal, interest, fees, expenses or otherwise, and that the Company, Acquired Companies, any trustee in bankruptcy, a receiver or liquidating trustee or otherwise, shall make no payments on any obligations to Assignee or Assignee's affiliates until such obligations of Acquiror under the Acquiror Note are satisfied in full.

         SECTION 4. Further Assurances. Assignor agrees from time to time, upon the request of Assignee, to execute, acknowledge and deliver all such further instruments or perform all such further acts as may be reasonably necessary or desirable in connection with the assignment of the GlobalNet Indebtedness as provided herein. Assignee agrees from time to time, upon the request of Assignor, to execute, acknowledge and deliver all such further instruments or perform all such further acts as may be reasonably necessary or desirable, in connection with the assumption by Assignee of the liabilities, duties and obligations of Assignor under the GlobalNet Indebtedness as provided herein.

         SECTION 5. Purchase Agreement. This Assignment is made pursuant to the terms of the Purchase Agreement and does not create any additional obligations, covenants, representations or warranties or alter or amend any of the obligations, covenants, representations or warranties contained in the Purchase Agreement and is subject in all respects to the terms and conditions of the Purchase Agreement. For the avoidance of doubt, Assignor makes no representations or warranties as to the enforceability of the GlobalNet Indebtedness or Assignor's ability to assign the same, or any interest therein, to Assignee or Acquiror. In the event of any inconsistency between this Assignment and the Purchase Agreement, the Purchase Agreement shall control.

         SECTION 6. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         SECTION 7. Counterparts. This Assignment may be signed in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. Facsimile copies of this Assignment shall have the same effect as originals.

         SECTION 8. Benefit. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

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         IN WITNESS WHEREOF, the parties have duly executed this Assignment and
Assumption Agreement as of the day and year first above written.


                        ASSIGNOR:

                                         THE TITAN CORPORATION


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                        ASSIGNEE:

                                         GROWTH ENTERPRISE FUND, S.A.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------